UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2024

TURNING POINT BRANDS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-37763	20-0709285
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5201 Interchange Way, Louisville, KY	40229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 778-4421

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TPB	New York Stock Exchange

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Turning Point Brands, Inc. held its Annual Meeting of Stockholders on May 1, 2024, at which the following matters were voted upon:

(1)	Election of Directors;

(2)	Ratification of RSM US LLP as independent registered public accountant for the year ending December 31, 2024; and

(3)	Advisory vote to approve named executive officer compensation.

The final number of votes cast with respect to each matter is set out below:

(1)	Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Gregory H.A. Baxter	7,396,090	5,985,453	-
John A. Catsimatidis JR	13,144,474	237,069	-
H.C. Charles Diao	7,342,316	6,039,227	-
Ashley D. Frushone	7,312,648	6,068,895	-
David E. Glazek	12,394,719	986,824	-
Graham A. Purdy	12,965,358	416,185	-
Rohith Reddy	12,869,328	512,215	-
Stephen Usher	13,066,362	315,181	-
Lawrence S. Wexler	12,631,877	749,666	-

(2)	Ratification of RSM US LLP as independent registered public accountant for the year ending December 31, 2024:

For	15,208,310
Against	113,251
Abstain	160,973
Broker Non-Votes	-

(3)	Advisory vote to approve named executive officer compensation:

For	12,814,333
Against	446,802
Abstain	120,408
Broker Non-Votes	2,100,991

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TURNING POINT BRANDS, INC.

Date: May 6, 2024	By:	/s/ Brittani Cushman
	Name:	Brittani Cushman
	Title:	Senior Vice President, General Counsel and Secretary